                                                                      Exhibit 12

                      TWINLAB CORPORATION AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                             SCHEDULE OF COMPUTATION
                          (IN THOUSANDS, EXCEPT RATIOS)


                                                                                             HISTORICAL
                                                                  ---------------------------------------------------------
                                                                                        YEAR ENDED DECEMBER 31,
                                                                  ---------------------------------------------------------

                                                                      1991         1992         1993       1994        1995
                                                                      ----         ----         ----       ----        ----
Income before unusual item, provision for
     income taxes and extraordinary item ...............            $10,331     $14,010       $16,906     $23,920    $30,464
                                                                  ---------------------------------------------------------
Add fixed charges:
     Interest expense ..................................                461         494           487         761        866
     Interest portion of rentals .......................                351         402           414         423        452
                                                                  ---------------------------------------------------------
Total fixed charges  ...................................                812         896           901       1,184      1,318
                                                                  ----------------------------------------------------------
Income available for fixed charges .....................            $11,143     $14,906       $17,807     $25,104    $31,782
                                                                  ==========================================================
Ratio of earnings to fixed charges .....................               13.7        16.6          19.8        21.2       24.1
                                                                  ==========================================================


                                                                             HISTORICAL
                                                                 ---------------------------------
                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                 ---------------------------------
                                                                       1995                   1996
                                                                       ----                   ----
Income before unusual item, provision for
     income taxes and extraordinary item ...............               $6,388               $9,865
                                                                 ---------------------------------
Add fixed charges:
     Interest expense ..................................                  168                  224
     Interest portion of rentals .......................                  122                  126
                                                                 ---------------------------------
Total fixed charges ....................................                  290                  350
                                                                 ---------------------------------
                                                                       $6,678              $10,215
Income available for fixed charges .....................         =================================
Ratio of earnings to fixed charges .....................                 23.0                 29.2

                                                                 =================================



                                                                                            PRO FORMA
                                                            -----------------------------------------------------------------------
                                                            THREE MONTHS      THREE MONTHS          YEAR           LATEST TWELVE
                                                              ENDED             ENDED               ENDED          MONTHS ENDED
                                                             MARCH 31,         MARCH 31,         DECEMBER 31,         MARCH 31,
                                                               1995              1996               1995               1996
                                                               -----             ----               ----               ----
Income before unusual item, provision for
     income taxes and extraordinary item (1) ...........      $2,370           $ 6,220            $15,263            $19,113
                                                            ----------------------------------------------------------------
Add fixed charges:
     Interest expense (2) ..............................       4,004             4,002             16,010             16,008
     Interest portion of rentals .......................         122               126                452                456
                                                            ----------------------------------------------------------------
Total fixed charges ....................................       4,126             4,128             16,462             16,464
                                                            ----------------------------------------------------------------
Income available for fixed charges .....................      $6,496           $10,348            $31,725            $35,577
                                                            ================================================================
Ratio of earnings to fixed charges .....................         1.6               2.5                1.9                2.2
                                                            ================================================================
- ----------

(1) Income before unusual item, provision for income taxes and extraordinary item for pro forma periods is calculated as follows:



                                                                 THREE MONTHS    THREE MONTHS        YEAR           LATEST TWELVE
                                                                     ENDED          ENDED           ENDED           MONTHS ENDED
                                                                   MARCH 31,      MARCH 31,       DECEMBER 31,         MARCH 31,
                                                                     1995            1996            1995               1996
                                                                     ----            ----            ----               ----
Income before unusual item, provision for
     income taxes and extraordinary item ...............            $ 6,388       $ 9,865         $ 30,464          $ 33,941
                                                             ---------------------------------------------------------------
LGP Management Fee .....................................               (100)         (100)            (400)             (400)
Reduction in interest income ...........................                (82)         (167)            (313)             (398)
Interest expense adjustment ............................             (3,836)       (3,778)         (15,144)          (15,086)
Elimination of nonrecurring Transaction expenses ....                     -           400              656             1,056
                                                             ---------------------------------------------------------------
     Total adjustments .................................             (4,018)       (3,645)         (15,201)          (14,828)
                                                             ---------------------------------------------------------------
Pro forma income before unusual item, provision
     for income taxes and extraordinary item ...........            $ 2,370       $ 6,220         $ 15,263          $ 19,113
                                                             ===============================================================

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(2) Interest expense for pro forma periods is calculated as follows:


                                                               THREE MONTHS   THREE MONTHS      YEAR         LATEST TWELVE
                                                                  ENDED          ENDED          ENDED        MONTHS ENDED
                                                                 MARCH 31,      MARCH 31,     DECEMBER 31,       MARCH 31,
                                                                  1995           1996           1995             1996
                                                                  ----           ----           ----             ----
Interest expense before any adjustments ................         $  168        $  224       $   866           $   922
Interest expense on Notes and New Credit Facility
   at a composite interest rate of 9.5%, including
   revolving credit commitment and administrative
   fees ................................................          3,669         3,669        14,676            14,676
Interest expense on refinanced debt ....................           (152)         (210)         (807)             (865)
Amortization of deferred finance costs .................            319           319         1,275             1,275
                                                                -----------------------------------------------------
     Total adjustments .................................          3,836         3,778        15,144            15,086
                                                                -----------------------------------------------------
Pro forma Interest expense .............................         $4,004        $4,002       $16,010           $16,008
                                                                =====================================================